UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2018

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Emerging Growth Company   ☐

Section 7-	Regulation FD

Item 7.01	Regulation FD Disclosure

The Company has prepared for presentation to select interested investors an amended and updated Growth Equity Capital Raise Opportunity Overview dated February 2018 (“Opportunity Overview”). The presentation is in connection with the Company’s proposed private offering.

The information contained in the Opportunity Overview may contain “forward-looking statements” with the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These forward-looking statements may concern the Company’s operations, performance and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. The information provided in the presentation should be read in conjunction with the Company’s periodic filings with the Securities and Exchange Commission on Form 10-K and on Form 10-Q.

The information included in this Report shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act. The disclosure in this Report of any information does not constitute an admission that such information is material.

Section 9-	Financial Statement and Exhibits

Item 9.01	Financial Statement and Exhibits

Exhibit No.	Description
99.1	Growth Equity Capital Raise Opportunity Overview dated February 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN ENERGY CORPORATION
Dated: February 22, 2018	/s/ Geoffrey L. Brown
President